Exhibit 10.1

EXECUTION VERSION

INCREMENTAL JOINDER AGREEMENT

INCREMENTAL JOINDER AGREEMENT, dated as of July 8, 2011 (this “Joinder Agreement”), by and among ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as administrative agent (“Administrative Agent”) under the Credit Agreement (as defined below), each Incremental Revolving Credit Lender (as defined in the Credit Agreement (as defined below)) and each of the other Credit Parties that is a party hereto.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of July 27, 2007 and amended and restated as of December 22, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent and each Lender from time to time party thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Borrower has hereby notified the Administrative Agent that it is requesting the establishment of Incremental Revolving Credit Commitments pursuant to Section 4.14 of the Credit Agreement;

WHEREAS, pursuant to Section 4.14 of the Credit Agreement, the Borrower may obtain Incremental Revolving Credit Commitments in respect of Incremental Revolving Credit Loans (which shall constitute Loans under the Credit Agreement) by, among other things, entering into one or more Joinder Agreements in accordance with the terms and conditions of the Credit Agreement;

WHEREAS, the Borrower has requested Incremental Revolving Credit Commitments in an aggregate principal amount of $100,000,000; and

WHEREAS, the Incremental Revolving Credit Lenders party to this Joinder Agreement have indicated their willingness to commit to provide such Incremental Revolving Credit Commitments on the terms and subject to the conditions herein;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Subject to the terms and conditions set forth herein, each Incremental Revolving Credit Lender severally agrees to provide Incremental Revolving Credit Commitments to the Borrower on the Joinder Effective Date (as defined below) in the amount of such Incremental Revolving Credit Lender’s Incremental Revolving Credit Commitment as set forth on Schedule A. Pursuant to Section 4.14 of the Credit Agreement, the Incremental Revolving Credit Commitments shall have the following terms:

1. Use of Proceeds. The Incremental Revolving Credit Facility will be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions).

2. Credit Agreement Governs. Except as set forth in this Joinder Agreement, the Incremental Revolving Credit Commitments and the Incremental Revolving Credit Loans shall have identical terms as the existing Commitments and Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Credit Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents, each reference to a “Commitment”, “Commitments”, “Revolving Credit Commitment”, “Loan” or “Loans” in the Credit Agreement shall be deemed to include the Incremental Revolving Credit Commitments and the Incremental Revolving Credit Loans and other related terms will have correlative meanings mutatis mutandis.

3. Reallocation. (a) Effective as of the date hereof and subject to the satisfaction of the conditions set forth herein, (i) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the Joinder Effective Date among the Revolving Credit Lenders (including the New Lenders providing such Incremental Revolving Credit Loans) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the New Lenders providing such Incremental Revolving Credit Loans) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 of the Credit Agreement in connection with such reallocation as if such reallocation were a repayment to the extent not waived by an affected Lender) and (ii) each Incremental Revolving Credit Lender shall become a Lender with respect to the Revolving Facility Commitments and all matters relating thereto and shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility, shall be included in any determination of Required Lenders and will not constitute a separate class and any Extensions of Credit made in connection with each Incremental Revolving Credit Commitment shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder.

(b) The Borrower and the Incremental Revolving Credit Lenders hereby authorize the Administrative Agent to take the actions provided in Section 4.14 of the Credit Agreement and this Joinder so that, after giving effect to this Joinder, the Revolving Credit Commitment Percentages are held by the Lenders pro rata based on their Revolving Credit Commitments.

4. CONDITIONS TO EFFECTIVENESS. This Joinder Agreement shall become effective on July 8, 2011 (the “Joinder Effective Date”) when:

a. this Joinder Agreement shall have been executed and delivered by the Borrower, the Credit Parties, each Incremental Revolving Credit Lender party hereto and the Administrative Agent;

b. the Administrative Agent shall have received a certificate of each Credit Party dated as of the Joinder Effective Date signed by a Responsible Officer of such Credit Party (i) (A) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to the Incremental Revolving Credit Commitments, (B) certifying that the certificate or articles of incorporation or organization (certified by the Secretary of State or like authority of the state of its incorporation or organization) and by-laws or operating (or limited liability company) agreement of such Credit Party either (x) have not been amended since the Closing Date or (y) are attached as an exhibit to such certificate, and (C) certifying as to the incumbency and specimen signature of each officer executing the Joinder Agreement and any related documents on behalf of such Credit Party and (ii) in the case of the Borrower, certifying as to the matters set forth in clauses (e), (f) and (h) below (except that the representations and warranties contained in subsections (a) and (b) of Section 6.16 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1 of the Credit Agreement);

c. the Administrative Agent and the Incremental Revolving Credit Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating that the Borrower will be in compliance on a Pro Forma Basis with the financial covenants set forth in Article VIII of the Credit Agreement both before and after giving effect to (1) any Incremental Revolving Credit Commitment (and assuming for these purposes that all Incremental Revolving Credit Commitments are fully drawn as Incremental Revolving Credit Loans) and (2) to the extent occurring substantially simultaneously with the increase in Revolving Credit Commitments, (i) the making of any tranche of Incremental Revolving Credit Loans pursuant thereto and (ii) any Permitted Acquisition consummated in connection therewith;

d. the Administrative Agent shall have received all fees required to be paid and all expenses required to be covered, in each case, for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Joinder Effective Date, including without limitation, the fees payable to the Incremental Revolving Credit Lenders set forth in that certain memorandum dated June 21, 2011;

e. no Default or Event of Default shall exist on the Joinder Effective Date before or after giving effect to (1) any Incremental Revolving Credit Commitment and (2) to the extent occurring substantially simultaneously with the increase in Revolving Credit Commitments, (i) the making of any tranche of Incremental Revolving Credit Loans pursuant thereto and (ii) any Permitted Acquisition consummated in connection therewith;

f. all representations and warranties contained in the Credit Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the

Joinder Effective Date (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

g. the Incremental Revolving Credit Lenders and the Administrative Agent shall have received an opinion of Ledgewood, in form and substance reasonably satisfactory to the Administrative Agent;

h. the representations and warranties in Section 5 of this Joinder Agreement shall be true and correct in all material respects as of the date hereof; and

i. the Administrative Agent shall have received executed original Revolving Credit Notes requested by the Incremental Revolving Credit Lenders made by the Borrower payable to such requesting Incremental Revolving Credit Lenders in the amount of each such Incremental Revolving Credit Lenders’ respective Commitments after giving effect to the transactions contemplated hereby.

5. Representations and Warranties. By its execution of this Joinder Agreement, the Borrower hereby certifies that:

(1)	this Joinder Agreement has been duly authorized by all necessary corporate, membership, partnership or other necessary action and has been duly executed and delivered by each Credit Party that is a party hereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(2)	the execution, delivery and performance of this Joinder Agreement and the other documents executed in connection herewith (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action and (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as (i) have been obtained or made and are in full force and effect, or (ii) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate any Applicable Law or the charter documents of any Credit Party, except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect, (d) will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, except to the extent that such violation or default would not reasonably be expected to result in a Material Adverse Effect and (e) will not result in the creation or imposition of any Lien on any asset of any Credit Party.

6. Administrative Agent Waiver. By its execution of this Joinder Agreement, the Administrative Agent hereby waives the requirement in Section 4.14 of the Credit Agreement that written notice by the Borrower of its election to request any Incremental Revolving Credit Commitments be not less than ten Business Days prior to the date on which the Borrower proposes that such Incremental Revolving Credit Commitments shall become effective.

7. Acknowledgments. Each Credit Party hereby expressly acknowledges the terms of this Joinder Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Joinder Agreement and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, the Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans) under the Security Documents and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Incremental Revolving Credit Commitments and the Incremental Revolving Credit Loans) pursuant to the Security Documents.

8. Amendment, Modification and Waiver. This Joinder Agreement may not be amended, modified or waived except in accordance with Section 12.02 of the Credit Agreement.

9. Liens Unimpaired. After giving effect to this Joinder Agreement, neither the modification of the Credit Agreement effected pursuant to this Joinder Agreement nor the execution, delivery, performance or effectiveness of this Joinder Agreement:

a. impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

b. requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens, except as contemplated by Section 14 of this Joinder Agreement.

10. Entire Agreement. This Joinder Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Joinder Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Joinder Agreement is a Loan Document.

11. GOVERNING LAW. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY,

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 12.5 AND 12.6 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS JOINDER AGREEMENT AND SHALL APPLY HERETO.

12. Severability. If any provision of this Joinder Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Joinder Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Joinder Agreement shall be effective as delivery of an original executed counterpart of this Joinder Agreement.

14. Post-Closing Matters. Within sixty (60) days after the Joinder Effective Date, unless waived or extended in writing by the Collateral Agent in its sole discretion, with respect to any Existing Mortgaged Property or New Mortgaged Property, the Borrower shall deliver or shall cause the applicable Credit Party to deliver, to the Collateral Agent the following:

(i) to the extent any Credit Party has obtained an owner’s title policy with respect to any Existing Mortgaged Property or New Mortgaged Property, a copy of a title search with respect thereto issued with respect to such Existing Mortgaged Property or New Mortgaged Property, which shall be in form and substance reasonably satisfactory to the Administrative Agent, confirming that such Existing Mortgaged Property or New Mortgaged Property as of the Joinder Effective Date is free and clear of all defects and encumbrances subject only to Excepted Liens permitted under the Mortgages; and

(ii) either:

(A) a favorable opinion, addressed to the Collateral Agent and each of the Incremental Revolving Credit Lenders, in form and substance reasonably satisfactory to the Collateral Agent, from local counsel in the jurisdiction in which the Existing Mortgaged Property or New Mortgaged Property is located substantially to the effect that:

(1) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations (as defined in such Mortgage), and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(2) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(B) such other documentation with respect to the Existing Mortgaged Property or New Mortgaged Property, in each case in form and substance reasonably acceptable to the Collateral Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

(1) an executed amendment to the existing Mortgage (the “Mortgage Amendment”);

(2) a favorable opinion, addressed to the Collateral Agent and the Secured Parties covering the due authorization, execution, delivery and enforceability of the applicable Mortgage, as amended by the Mortgage Amendment, and shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent; and

(3) evidence of payment by the Borrower of all search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Incremental Revolving Credit Lender

By:	/s/ Jason M. Hicks
Name: Jason M. Hicks
Title: Director

[Joinder Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Jason M. Hicks
Name: Jason M. Hicks
Title: Director

[Incremental Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Incremental Revolving Credit Lender

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

[Joinder Agreement]

JPMorgan Chase Bank, N.A.,
as Incremental Revolving Credit Lender

By:	/s/ Marshall Trenckmann
Name: Marshall Trenckmann
Title: Vice President

[Joinder Agreement]

BANK OF AMERICA, N.A.,
as Incremental Revolving Credit Lender

By:	/s/ Adam H. Fey
Name: Adam H. Fey
Title: Director

[Joinder Agreement]

BNP PARIBAS,
as Incremental Revolving Credit Lender

By:	/s/ Andrew Ostrov
Name: Andrew Ostrov
Title: Director

By:	/s/ Doug Liftman
Name: Doug Liftman
Title: Managing Director

[Joinder Agreement]

CITIBANK, N.A.,
as Incremental Revolving Credit Lender

By:	/s/ Daniel A. Davis
Name: Daniel A. Davis
Title: SVP

[Joinder Agreement]

ATLAS PIPELINE PARTNERS, L.P.,
as Borrower

By: Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Eric Kalamaras
Name: Eric Kalamaras
Title: Chief Financial Officer

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By: Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Eric Kalamaras
Name: Eric Kalamaras
Title: Chief Financial Officer

ATLAS MIDKIFF, LLC
ATLAS CHANEY DELL, LLC
VELMA INTRASTATE GAS TRANSMISSION COMPANY, LLC
VELMA GAS PROCESSING COMPANY, LLC
NOARK ENERGY SERVICES, LLC
SLIDER WESTOK GATHERING, LLC
ATLAS PIPELINE NGL HOLDINGS, LLC
ATLAS PIPELINE NGL HOLDINGS II, LLC

By: Atlas Pipeline Mid-Continent, LLC, its sole member

By:	/s/ Eric Kalamaras
Name: Eric Kalamaras
Title:Vice President

[Incremental Amendment]

ATLAS PIPELINE MID-CONTINENT, LLC
ATLAS PIPELINE TENNESSEE, LLC
APL LAUREL MOUNTAIN, LLC

By: Atlas Pipeline Operating Partnership, L.P., its sole member

By: Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Eric Kalamaras
Name: Eric Kalamaras
Title: Chief Financial Officer

[Incremental Amendment]

SCHEDULE A

to JOINDER AGREEMENT

Name of Incremental Revolving Credit Lender	Commitment Amount

Deutsche Bank Trust Company Americas	$35,000,000
JPMorgan Chase Bank, N.A.	$35,000,000
Wells Fargo Bank, National Association	$11,250,000
Bank of America, N.A.	$6,250,000
BNP Paribas	$6,250,000
Citibank, N.A.	$6,250,000

TOTAL:	$100,000,000